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                                  EXHIBIT 23.1


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                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Topps Company, Inc. on Form S-8 of our reports dated April 3, 1998 (May 11, 1998 as to Note 9), appearing in [and incorporated by reference in] the Annual Report on Form 10-K of The Topps Company, Inc. for the year ended February 28, 1998.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
February 26, 1999